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                                                                      EXHIBIT 99

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                           FORM 10-QSB MARCH 31, 2004


SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

1. Statement of Cash Available for Distribution for the three months ended March 31, 2004:

         Net income                                                     $103,000
         Add:   Depreciation and amortization charged to income not
                affecting cash available for distribution                 27,000
                Cash from reserves                                        36,000
                                                                       ---------

                Cash Available for Distribution                         $166,000
                                                                       =========
                Distributions allocated to General Partners             $   --
                                                                       =========
                Distributions allocated to Limited Partners             $166,000
                                                                       =========


2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended March 31, 2004:

                  Entity Receiving             Form of
                    Compensation            Compensation               Amount
                --------------------   -----------------------------  --------

                Winthrop
                Management LLC         Property Management Fees       $ 2,000

                General Partners       Interest in Cash Available
                                         for Distribution             $  --

                Affiliates of the
                   General Partner     Interest in Cash Available
                                         for Distribution             $37,000


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